UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 28, 2022

OCEANFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
110 West Front Street, Red Bank, New Jersey 07701
(Address of principal executive offices, including zip code)
(732)240-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange in which registered
Common stock, $0.01 par value per share	OCFC	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 7.0% Series A Non-Cumulative, perpetual preferred stock)	OCFCP	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On July 28, 2022, OceanFirst Financial Corp. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2022. That press release is attached to this Report as Exhibit 99.1.

ITEM 7.01    REGULATION FD DISCLOSURE
The Company is scheduled to make presentations to current and prospective investors after July 28, 2022. Attached as Exhibit 99.2 of this Form 8-K is a copy of the presentation which OceanFirst Financial Corp. will make available at these presentations and will post on its website at www.oceanfirst.com. This report is being furnished to the SEC and shall not be deemed “filed” for any purpose.

ITEM 8.01OTHER EVENTS
In the press release described in Item 2.02, the Company announced that the Board of Directors declared a regular quarterly cash dividend on the Company’s outstanding common stock. The cash dividend was increased to $0.20 per share and will be payable on August 19, 2022 to the stockholders of record at the close of business on August 8, 2022.
ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

99.1	Press Release dated	July 28, 2022
99.2	Text of written presentation which OceanFirst Financial Corp. intends to provide to current and prospective investors after July 28, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

Dated:	July 28, 2022	/s/ Patrick S. Barrett
Patrick S. Barrett
Executive Vice President and Chief Financial Officer